UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): February 25, 2004


                            O'REILLY AUTOMOTIVE, INC.


             (Exact Name of Registrant as Specified in Its Charter)


         Missouri                                      44-0618012
--------------------------------------------------------------------------------
(State or Other Jurisdiction                  (IRS Employer Identification No.)
     of Incorporation)

                                233 S. Patterson
                           Springfield, Missouri 65802
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)


                                  417-862-6708
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                (Not Applicable)
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


ITEM 9. REGULATION FD DISCLOSURE

     The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 27, 2004

                                     O'REILLY AUTOMOTIVE, INC.

                                     By:/s/ James R. Batten
                                     -------------------------------------------
                                     James R. Batten
                                     Executive Vice President of Finance
                                      Chief Financial Officer and Treasurer
                                      (principal financial officer)

                                  EXHIBIT INDEX

Exhibit
Number         Description
------         -----------------------------------------------------------------

 99.1          Press Release dated February 25, 2004

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                                  Exhibit 99.1





For further information contact:                               David O'Reilly
                                                              James R. Batten
                                                               (417) 862-3333
________________________________________________________________________________

         O'REILLY AUTOMOTIVE REPORTS FOURTH QUARTER AND ANNUAL EARNINGS
              11TH CONSECUTIVE YEAR OF RECORD REVENUES AND EARNINGS
                 7.8% INCREASE IN COMPARABLE STORE PRODUCT SALES
________________________________________________________________________________

Springfield, MO, February 25, 2004 -- O'Reilly Automotive, Inc. ("O'Reilly" or "the Company") (Nasdaq: ORLY) today announced record revenues and earnings for the fourth quarter and year ended December 31, 2003, representing 11 consecutive years of record revenues and earnings and positive comparable store product sales increases for O'Reilly since becoming a public company in April 1993.

Net income for the year ended December 31, 2003, totaled $100.1 million, up 22.1% from $82.0 million for the same period a year ago. Diluted earnings per common share for the year ended December 31, 2003, increased 20.3% to $1.84 on
54.5 million shares versus $1.53 a year ago on 53.7 million shares. Product sales for the year ended December 31, 2003, totaled $1.51 billion, up 15.2% from $1.31 billion for the year ending December 31, 2002. Gross profit for the year ended December 31, 2003, increased to $638.3 million (or 42.2% of product sales) from $553.4 million (or 42.2% of product sales) for the year ended December 31, 2002, representing an increase of 15.4%. Operating, selling, general and administrative ("OSG&A") expenses for the year ended December 31, 2003, increased to $473.1 million (or 31.3% of product sales) from $415.1 million (or 31.6% of product sales) for the year ended December 31, 2002, representing an increase of 14.0%.

Net income for the fourth quarter ended December 31, 2003, totaled $23.9 million, up 27.8% from $18.7 million for the same period in 2002. Diluted earnings per common share for the fourth quarter of 2003 increased 22.9% to $0.43 on 55.3 million shares compared to $0.35 for the fourth quarter of 2002 on
53.7 million shares. Product sales for the fourth quarter ended December 31, 2003, totaled $367.0 million, up 16.8% from $314.2 million for the same period a year ago. Gross profit for the fourth quarter ended December 31, 2003, increased to $156.0 million (or 42.5% of product sales) from $131.0 million (or 41.7% of product sales) for the same period a year ago, representing an increase of 19.1%. OSG&A expenses for the fourth quarter of 2003, increased to $117.2 million (or 31.9% of product sales) from $99.8 million (or 31.8% of product sales) for the same period a year ago, representing an increase of 17.4%.

Comparable store product sales for stores open at least one year increased 9.8% and 7.8% for the fourth quarter and year ending December 31, 2003, respectively, representing 43 quarters of comparable store product sales increases since becoming a public company in April 1993.

David O'Reilly, co-chairman and chief executive officer, stated, "We are proud to report another strong year for Team O'Reilly. Our sales increased 15% over last year and our net income increased 22%, reflecting our expansion into many less populated but very profitable markets and our continuing efforts to control expenses. Our net cash provided by operating activities allowed us to pay down debt by approximately $70.0 million for 2003, a decrease of 36%. Our customers continue to reward our good customer service, resulting in an industry leading comparable store product sales increase of 7.8%."

"We opened 35, net new stores in the fourth quarter for a total of 128, net new stores in 2003, bringing our total store count to 1,109" said Ted Wise, co-president. "Our 2004 plans call for opening approximately 140 new stores."

The Company will host a conference call Thursday, February 26, 2004, at 10:00 a.m. central time to discuss its results as well as future expectations. The call will be available by web cast at www.oreillyauto.com, www.vcall.com or www.streetevents.com. Investors may listen to the conference call live on the Company web site, www.oreillyauto.com, by clicking "News". A replay will also be available on the web site shortly after the call.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 1,109 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Mississippi, Missouri, Nebraska, North Carolina, Oklahoma, Tennessee, Texas and Virginia as of December 31, 2003.

The Company claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements discuss, among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals and regulations, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described in these forward-looking statements. Please refer to the Risk Factors sections of the Company's Form 10-K for the year ended December 31, 2002, for more details.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                 December 31,     December 31,
                                                    2003              2002
                                               ---------------   ---------------
                                                (Unaudited)          (Note)
                                               (In thousands, except share data)
Assets
Current assets:
   Cash                                         $      21,094     $      29,333
   Accounts receivable, net                            52,235            45,421
   Amounts receivable from vendors                     43,608            42,918
   Inventory                                          554,309           504,098
   Deferred income taxes                                4,753             5,040
   Other current assets                                 4,399             4,235
                                               ---------------   ---------------
         Total current assets                         680,398           631,045

Property and equipment, at cost                       626,142           491,523
Accumulated depreciation and amortization             177,084           137,922
                                               ---------------   ---------------
         Net property and equipment                   449,058           353,601

Notes receivable                                        1,743             1,880
Long-term receivable                                   37,654             3,761
Other assets                                           18,739            19,132
                                               ---------------   ---------------
Total assets                                    $   1,187,592     $   1,009,419
                                               ===============   ===============

Liabilities and shareholders' equity
Current liabilities:
   Income taxes payable                         $       6,872     $       9,798
   Accounts payable                                   176,513            85,370
   Accrued payroll                                     17,307            15,257
   Accrued benefits and withholdings                   27,368            19,165
   Other current liabilities                           16,883            17,150
   Current portion of long-term debt                      925               682
                                               ---------------   ---------------
          Total current liabilities                   245,868           147,422

Long-term debt, less current portion                  120,977           190,470
Deferred income taxes                                  29,448            15,939
Other liabilities                                       7,014             5,064
Commitments and contingencies                              --                --

Shareholders' equity:
   Common stock, $0.01 par value:
      Authorized shares - 90,000,000
      Issued and outstanding shares -
        54,664,976 at December 31, 2003,
        and 53,371,242 at December 31, 2002               547               534
   Additional paid-in capital                         302,691           269,030
   Retained earnings                                  481,047           380,960
                                               ---------------   ---------------
Total shareholders' equity                            784,285           650,524
                                               ---------------   ---------------
Total liabilities and shareholders' equity      $   1,187,592     $   1,009,419
                                               ===============   ===============



Note: The condensed consolidated balance sheet at December 31, 2002, has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete consolidated financial statements.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                Three Months Ended          Twelve Months Ended
                                                    December 31,                 December 31,
                                             -------------------------   -------------------------
                                                2003          2002          2003          2002
                                             -----------   -----------   -----------   -----------
                                                      (In thousands, except per share data)

Product sales                                $   367,047   $   314,241   $ 1,511,816   $ 1,312,490

Cost of goods sold, including warehouse
  and distribution expenses                      211,024       183,251       873,481       759,090
                                             -----------   -----------   -----------   -----------
Gross profit                                     156,023       130,990       638,335       553,400

Operating, selling, general and
  administrative expenses                        117,177        99,819       473,060       415,099
                                             -----------   -----------   -----------   -----------
Operating income                                  38,846        31,171       165,275       138,301

Other expense, net                                  (639)       (1,949)       (5,233)       (7,319)
                                             -----------   -----------   -----------   -----------
Income before income taxes                        38,207        29,222       160,042       130,982

Provision for income taxes                        14,305        10,515        59,955        48,990
                                             -----------   -----------   -----------   -----------
Net income                                   $    23,902   $    18,707   $   100,087   $    81,992
                                             ===========   ===========   ===========   ===========
Net income per common share                  $      0.44   $      0.35   $      1.86   $      1.54
                                             ===========   ===========   ===========   ===========
Net income per common share
  - assuming dilution                        $      0.43   $      0.35   $      1.84   $      1.53
                                             ===========   ===========   ===========   ===========
Weighted average common shares outstanding        54,492        53,322        53,908        53,114
                                             ===========   ===========   ===========   ===========
Adjusted weighted average common shares
      outstanding - assuming dilution             55,266        53,740        54,530        53,692
                                             ===========   ===========   ===========   ===========


                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)

                                                          December 31,
                                                   -------------------------
                                                       2003         2002
                                                   -----------   -----------
Inventory turnover (1)                                1.7                1.6
Inventory turnover, net of payables (2)               2.2                1.9

AP to Inventory (3)                                  31.8%             16.9%
Debt-to-capital (4)                                  13.5%             22.7%
Return on equity (5)                                 14.0%             13.6%
Return on assets (6)                                  9.1%              8.8%

Square footage (in thousands)                       7,348              6,408

Store count:
  New stores, net (twelve months ended)               128                106
  Total stores                                      1,109                981

Total employment                                   15,484             14,273


                                                  Three Months Ended      Twelve Months Ended
                                                      December 31,              December 31,
                                                ----------------------    ----------------------
                                                  2003          2002         2003        2002
                                                ---------    ---------    ---------    ---------
Other Information (in thousands):
  Capital Expenditures                          $  36,450    $  29,647    $ 136,497    $ 102,257
  Depreciation & Amortization                   $  11,131    $   9,786    $  42,374    $  36,979
  Interest Expense                              $     956    $   2,296    $   6,864    $   9,248
  Lease & Rental Expense                        $   8,587    $   8,268    $  33,456    $  31,383

Sales per weighted-average square foot (7)      $   49.82    $   48.44    $  214.73    $  211.38

Sales per weighted-average
     store (in thousands) (8)                   $     330    $     316    $   1,413    $   1,372




(1) Calculated as cost of sales for the last 12 months divided by average inventory. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(2) Calculated as cost of sales divided by average inventory less accounts payable. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(3)  Accounts payable divided by inventory.

(4) The sum of long-term debt and current portion of long-term debt, divided by the sum of long-term debt, current portion of long-term debt and total shareholders' equity.

(5) Last 12 months net income divided by average shareholders' equity. Average shareholders' equity is calculated by taking a simple average of the beginning and ending shareholders' equity for the same period used in determining the numerator.

(6) Last 12 months net income divided by average total assets. Average total assets is calculated by taking a simple average of the beginning and ending total assets for the same period used in determining the numerator.

(7) Total sales less jobber sales, divided by weighted-average square feet. Weighted-average sales per square foot is weighted to consider the approximate dates of store openings or expansions.

(8)  Total  sales  less  jobber  sales,  divided  by  weighted-average   stores.
     Weighted-average sales per store is weighted to consider the approximate dates of store openings or expansions.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
             RECONCILIATION OF FREE CASH FLOW TO OPERATING CASH FLOW
                                   (Unaudited)

                                                   Three Months Ended        Twelve Months Ended
                                                      December 31,                December 31,
                                                ----------------------    ----------------------
                                                   2003        2002         2003         2002
                                                ---------    ---------    ---------    ---------
                                                                  (In thousands)
Net cash provided by operating activities       $     722    $    (591)   $ 172,841    $ 104,533

Capital expenditures                               36,450       29,647      136,497      102,257
                                                ---------    ---------    ---------    ---------
Free cash flow (1)(2)                           $ (35,728)   $ (30,238)   $  36,344    $   2,276
                                                =========    =========    =========    =========

(1) Free cash flow is calculated as net cash provided by operating activities less capital expenditures.

(2) The Company believes that presenting free cash flow provides investors a metric to evaluate the Company's ability to fund its planned growth.